EXHIBIT 99.20

First NLC Trust 2005-1 Mortgage-Backed Notes, Series 2005-1 Computational Materials

DISCLAIMER

The attached tables and other statistical analyses (the “Collateral Materials”) are privileged and intended for use by the addressee only. These Collateral Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. in reliance upon information furnished by the prospective sellers of the mortgage loans and their affiliates. These Collateral Materials are furnished to you solely by Friedman, Billings, Ramsey & Co., Inc. and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Collateral Materials which may or may not be reflected therein. As such, no assurance can be given as to the Collateral Materials’ accuracy, appropriateness or completeness in any particular context. Also, no assurance can be given as to whether the Collateral Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Collateral Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

The specific characteristics of the assets may differ from those shown in the Collateral Materials. Neither Friedman, Billings, Ramsey & Co., Inc. nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets.

Although a registration statement (including the Prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state. Prospective purchasers are referred to the final prospectus supplement relating to the securities discussed in this communication for definitive Collateral Materials and any matter discussed in this communication. Once available, a final prospectus and prospectus supplement may be obtained by contacting the FBR Trading Desk at (703) 469-1225.

Please be advised that the securities related to the mortgage loans described herein may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail

FNLC 2005-1
Breakeven Analysis

Libor Assumption: forward

	75 % Prepay Assumption						100 % Prepay Assumption						135 % Prepay Assumption
	40 % Severity			65 % Severity			40 % Severity			65 % Severity			40 % Severity			65 % Severity
	Break CDR	Cum Loss	WAL	Break CDR	Cum Loss	WAL	Break CDR	Cum Loss	WAL	Break CDR	Cum Loss	WAL	Break CDR	Cum Loss	WAL	Break CDR	Cum Loss	WAL

M-7 (AA-/A3)	8.96	11.99%	3.50	5.57	13.38%	3.82	8.52	9.25%	2.81	5.24	9.94%	2.97	8.08	6.82%	2.16	4.95	7.11%	2.23
M-8 (A+/A3)	8.96	11.99%	3.50	5.55	13.34%	3.82	8.52	9.25%	2.81	5.24	9.94%	2.97	8.08	6.82%	2.16	4.95	7.11%	2.23

     Libor Assumption: static for 12 months, then spike 400

75 % Prepay Assumption						100 % Prepay Assumption						135 % Prepay Assumption
40 % Severity			65 % Severity			40 % Severity			65 % Severity			40 % Severity			65 % Severity
Break CDR	Cum Loss	WAL	Break CDR	Cum Loss	WAL	Break CDR	Cum Loss	WAL	Break CDR	Cum Loss	WAL	Break CDR	Cum Loss	WAL	Break CDR	Cum Loss	WAL

4.78	7.26%	3.96	3.10	8.09%	4.16	4.19	5.02%	3.04	2.59	5.24%	3.15	4.28	3.82%	2.24	2.61	3.89%	2.28
4.52	6.92%	3.97	2.92	7.66%	4.17	4.19	5.02%	3.04	2.57	5.20%	3.14	4.28	3.82%	2.24	2.61	3.89%	2.28

Assumptions
M-7 (AA-/A3)	FRM Prepay 4% — 23 % CPR months 1 — 12; 23 % CPR months thereafter
M-8 (A+/A3)	ARM Prepay 4% — 27 % CPR months 1 — 12; 27 % CPR months 13 — 22; 50% CPR months 23-27; 27 % CPR month 28 and thereafter
T
r
i
g
g
e
r
s
fail 12 month
lag
Loss severity: as noted
Defaults are in addition to prepays
Run to maturity
“Break CDR” is the CDR that results in the first dollar of principal impairment on the related Class

Disclaimer

This Series Term Sheet, including the computational materials herein, was prepared solely by FBR, is intended for use by the addressee only, and may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating such information. This information is furnished to you solely by FBR and not by the Depositor, the Issuer of the securities or any of their affiliates. FBR is acting as underwriter and not acting as agent for the Depositor, the Issuer or their affiliates in connection with the proposed transaction. This material is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities. It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction. All information contained herein is preliminary and it is anticipated that such information will change. The information contained herein supersedes information contained in any prior series termsheet for this transaction. In addition, the information contained herein will be superseded by information contained in the prospectus and prospectus supplement for this transaction and in any other material subsequently filed with the Securities and Exchange Commission. An offering may be made only through the delivery of the prospectus and prospectus supplement. Any investment decision with respect to the referenced securities should be made by you solely upon all of the information contained in the prospectus and prospectus supplements.